Exhibit 99.1

THE TILE SHOP REPORTS THIRD QUARTER 2025 Results

MINNEAPOLIS – November 4, 2025 – Tile Shop Holdings, Inc. (Nasdaq: TTSH) (the “Company”), a specialty retailer of natural stone, man-made and luxury vinyl tiles, today announced results for its third quarter ended September 30, 2025.

Third Quarter 2025 Summary

Net Sales Decreased 1.7%

Comparable Store Sales Decreased 1.4%

Gross Margin of 62.9%

Net Loss of $1.6 Million and Adjusted EBITDA of $2.0 Million

No Debt Outstanding and $24.1 million of Cash at Quarter-End

Management Commentary – Cabell Lolmaugh, CEO

“Unit volumes increased modestly during the quarter driven by the steps we’ve taken to expand our assortment of entry level, competitively priced products. At the same time, we continue to see pressure on our average selling prices which contributed to the 1.4% decrease in comparable store sales during the quarter. We remain optimistic that declining interest rates will eventually be a catalyst for our industry, however, we have yet to see a meaningful change in demand for home improvement projects while existing home sales levels remain near historic lows. Rising costs, increases in delivery fees and elevated discounts resulted in a lower margin rate during the quarter. We intend to place an emphasis in the near term on continued efforts to reduce expenses and limit capital spending while we navigate a challenging period for our business.”

	Three Months Ended		Nine Months Ended
(unaudited, dollars in thousands, except per	September 30,		September 30,
share data)	2025	2024	2025	2024
Net sales	$83,064	$84,505	$259,333	$267,617
Net sales decline(1)	(1.7)%	(8.3)%	(3.1)%	(8.6)%
Comparable store sales decline (2)	(1.4)%	(7.9)%	(3.0)%	(8.4)%
Gross margin rate	62.9%	66.5%	64.5%	66.1%
(Loss) Income from operations as a % of net sales	(2.4)%	0.3%	(0.5)%	1.6%
Net (loss) income	$(1,614)	$41	$(1,050)	$2,949
Net (loss) income per diluted share	$(0.04)	$0.00	$(0.02)	$0.07
Adjusted EBITDA	$2,041	$5,044	$11,543	$19,194
Adjusted EBITDA as a % of net sales	2.5%	6.0%	4.5%	7.2%
Number of stores open at the end of period	140	142	140	142

(1)	As compared to the prior year period.
(2)	The comparable store sales operating metric is the percentage change in sales of comparable stores period over period. A store is considered comparable on the second day of the 13th full month of operation. When a store is relocated, it is excluded from the comparable store sales calculation. Comparable store sales include total charges to customers less any actual returns. The Company includes the change in allowance for anticipated sales returns applicable to comparable stores in the comparable store sales calculation.

THIRD QUARTER 2025

Net Sales

Net sales for the third quarter of 2025 decreased $1.4 million, or 1.7%, compared with the third quarter of 2024. Sales decreased at comparable stores by 1.4% during the third quarter of 2025 compared to the third quarter of 2024, primarily due to a decrease in traffic.

Gross Profit

Gross profit decreased $3.9 million, or 7.0%, in the third quarter of 2025 compared to the third quarter of 2024. The gross margin rate was 62.9% and 66.5% during the third quarter of 2025 and 2024, respectively. The decrease in gross margin rate was primarily due to an increase in product costs, an increase in customer delivery expenses and higher levels of discounting during the third quarter of 2025.

Selling, General and Administrative Expenses

Selling, general, and administrative expenses decreased $1.7 million, or 3.1%, from $56.0 million in the third quarter of 2024 to $54.2 million in the third quarter of 2025. The decrease was due to a $1.0 million reduction in selling, general and administrative expenses associated with the closure of our New Jersey and Wisconsin distribution centers, a $0.6 million decrease in wages associated with a reduction in staffing levels at our corporate offices and a $0.3 million decrease in variable compensation expenses. Excluding the impact of the New Jersey and Wisconsin distribution center closures, depreciation expense decreased an additional $0.5 million. These factors were partially offset by a $0.6 million increase in professional service expenses associated with the proposed delisting and deregistration of the Company as well as other legal expenses.

Provision for Income Taxes

The benefit (provision) for income taxes for the third quarter of 2025 and 2024 was $0.3 million and ($0.1) million, respectively. The change in the provision for income taxes was primarily due to taxable income in 2024 and a pretax loss in 2025. Our effective tax rate was 17.7% and 77.0% in the third quarter of 2025 and 2024, respectively. The decrease in the effective tax rate was largely due to the impact of permanent differences relative to the pretax income or pretax loss generated in each period.

Capital Structure and Liquidity

As of September 30, 2025, the Company had no borrowings outstanding on its $75.0 million line of credit. Cash and cash equivalents increased from $21.0 million as of December 31, 2024 to $24.1 million as of September 30, 2025.

RECENT BUSINESS DEVELOPMENT

As announced on October 6, 2025, the Independent Transaction Committee of the Board of Directors of the Company (the “Board”) comprised of independent directors recommended, and the Board approved, a plan to delist its shares of the Company’s common stock, par value $0.0001 per share (the “common stock”) from trading on the Nasdaq Stock Market LLC, to suspend its duty to file periodic reports and other information with the U.S. Securities and Exchange Commission (the “SEC”), and to terminate the registration of its common stock under the federal securities laws following the completion of a proposed reverse stock split, immediately followed by a forward stock split, subject to obtaining the requisite approval of the Company’s stockholders at a special meeting of the Company’s stockholders (the “Special Meeting”).

NON-GAAP INFORMATION

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2025 was $2.0 million compared with $5.0 million for the third quarter of 2024. See the table below for a reconciliation of GAAP net (loss) income to Adjusted EBITDA.

	Three Months Ended
	September 30,
($ in thousands, unaudited)	2025	% of net sales (1)	2024	% of net sales
Net (loss) income	$(1,614)	(1.9)%	$41	0.0%
Interest (income)/expense, net	(4)	(0.0)	71	0.1
(Benefit) Provision for income taxes	(348)	(0.4)	138	0.2
Depreciation and amortization	3,711	4.5	4,458	5.3
Stock based compensation	296	0.4	336	0.4
Adjusted EBITDA	$2,041	2.5%	$5,044	6.0%

(1) Amounts do not foot due to rounding.

	Nine Months Ended
	September 30,
($ in thousands, unaudited)	2025	% of net sales	2024	% of net sales
Net (loss) income	$(1,050)	(0.4)%	$2,949	1.1%
Interest (income)/expense, net	(52)	(0.0)	294	0.1
(Benefit) Provision for income taxes	(242)	(0.1)	1,141	0.4
Depreciation and amortization	11,906	4.6	13,802	5.2
Stock based compensation	981	0.4	1,008	0.4
Adjusted EBITDA	$11,543	4.5%	$19,194	7.2%

Pretax Return on Capital Employed

Pretax Return on Capital Employed was (2.2%) for the trailing twelve months as of the end of the third quarter in 2025 compared to 4.8% for the trailing twelve months as of the end of the third quarter in 2024. See the Pretax Return on Capital Employed calculation in the table below.

	September 30,
($ in thousands, unaudited)	2025(1)	2024(1)
(Loss) Income from Operations (trailing twelve months)	$(2,651)	$5,854

Total Assets	320,987	321,398
Less: Accounts payable	(25,202)	(22,726)
Less: Income tax payable	(50)	(643)
Less: Other accrued liabilities	(27,653)	(30,820)
Less: Lease liability	(140,115)	(140,503)
Less: Other long-term liabilities	(4,831)	(4,952)
Capital Employed	$123,136	$121,754

Pretax Return on Capital Employed	(2.2)%	4.8%

(1) Income statement accounts represent the activity for the trailing twelve months ended as of each of the balance sheet dates. Balance sheet accounts represent the average account balance for the four quarters ended as of each of the balance sheet dates.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net (loss) income calculated in accordance with GAAP, and adjusting for interest (income) expense, income taxes, depreciation and amortization, and stock-based compensation expense. Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. The Company calculates Pretax Return on Capital Employed by taking (loss) income from operations divided by capital employed. Capital employed equals total assets less accounts payable, income taxes payable, other accrued liabilities, lease liability and other long-term liabilities. Other companies may calculate both Adjusted EBITDA and Pretax Return on Capital Employed differently, limiting the usefulness of these measures for comparative purposes.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, for budgeting and planning purposes and for assessing the effectiveness of capital allocation over time. These measures are used in monthly financial reports prepared for management and the Board. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

Contact:

Investors and Media:

Mark Davis

Chief Financial Officer

investorrelations@tileshop.com

ABOUT THE TILE SHOP

Tile Shop Holdings, Inc. (Nasdaq: TTSH) is a specialty retailer of natural stone, man-made and luxury vinyl tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high-quality products, exclusive designs, knowledgeable staff and exceptional customer service in an extensive showroom environment. As of September 30, 2025, the Company had 140 stores in 31 states and the District of Columbia.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), National Kitchen and Bath Association (NKBA), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and YouTube.

The Company intends to use its website, investors.tileshop.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website under the heading News and Events. Accordingly, investors should monitor such portions of the Company’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plan, expected financial performance and “going dark” transaction. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time such statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties, many of which are difficult to predict and are outside of our control, that may cause actual results, performance, or achievements to differ materially from any expected future results, performance, or achievements expressed or implied by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores, or the impact of the potential delisting and deregistration of the Company. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by law. Investors are referred to the most recent reports filed by the Company with the Securities and Exchange Commission.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except per share data)

	September 30,	December 31,
	2025	2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$24,145	$20,957
Receivables, net	3,773	3,085
Inventories	87,240	86,267
Income tax receivable	1,366	850
Other current assets, net	8,415	8,663
Total Current Assets	124,939	119,822
Property, plant and equipment, net	56,683	59,733
Right of use asset	126,927	132,861
Deferred tax assets	5,229	4,890
Other assets	1,663	2,297
Total Assets	$315,441	$319,603

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,071	$23,808
Income tax payable	46	62
Current portion of lease liability	29,516	28,880
Other accrued liabilities	27,596	25,644
Total Current Liabilities	81,229	78,394
Long-term debt	-	-
Long-term lease liability, net	106,341	113,700
Other long-term liabilities	5,312	4,597
Total Liabilities	192,882	196,691

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 44,715,001 and 44,657,898 shares, respectively	4	4
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in capital	130,393	129,696
Accumulated deficit	(7,838)	(6,788)
Total Stockholders' Equity	122,559	122,912
Total Liabilities and Stockholders' Equity	$315,441	$319,603

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$83,064	$84,505	$259,333	$267,617
Cost of sales	30,785	28,277	92,142	90,739
Gross profit	52,279	56,228	167,191	176,878
Selling, general and administrative expenses	54,245	55,978	168,535	172,494
(Loss) Income from operations	(1,966)	250	(1,344)	4,384
Interest income/(expense), net	4	(71)	52	(294)
(Loss) Income before income taxes	(1,962)	179	(1,292)	4,090
Benefit (Provision) for income taxes	348	(138)	242	(1,141)
Net (loss) income	$(1,614)	$41	$(1,050)	$2,949

(Loss) Income per common share:
Basic	$(0.04)	$0.00	$(0.02)	$0.07
Diluted	$(0.04)	$0.00	$(0.02)	$0.07

Weighted average shares outstanding:
Basic	43,965,973	43,794,648	43,892,450	43,685,068
Diluted	43,965,973	43,893,185	43,892,450	43,783,181

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Gross margin rate	62.9%	66.5%	64.5%	66.1%
SG&A expense rate	65.3%	66.2%	65.0%	64.5%
(Loss) Income from operations margin rate	(2.4)%	0.3%	(0.5)%	1.6%
Adjusted EBITDA margin rate	2.5%	6.0%	4.5%	7.2%

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash Flows From Operating Activities
Net (loss) income	$(1,050)	$2,949
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,906	13,802
Amortization of debt issuance costs	54	54
(Gain) loss on disposals of property, plant and equipment	(91)	15
Impairment charges	211	949
Non-cash lease expense	20,874	20,110
Stock based compensation	981	1,008
Deferred income taxes	(338)	831
Changes in operating assets and liabilities:
Receivables, net	(688)	(382)
Inventories	(973)	9,152
Other current assets, net	827	1,630
Accounts payable	162	(1,647)
Income tax receivable / payable	(532)	(2,039)
Accrued expenses and other liabilities	(20,086)	(17,921)
Net cash provided by operating activities	11,257	28,511
Cash Flows From Investing Activities
Purchases of property, plant and equipment	(7,925)	(11,761)
Proceeds from insurance	3	100
Proceeds from the sale of property, plant and equipment	137	-
Net cash used in investing activities	(7,785)	(11,661)
Cash Flows From Financing Activities
Payments of long-term debt	-	(10,000)
Advances on line of credit	-	10,000
Employee taxes paid for shares withheld	(284)	(481)
Net cash used in financing activities	(284)	(481)
Effect of exchange rate changes on cash	-	69
Net change in cash and cash equivalents	3,188	16,438
Cash and cash equivalents beginning of period	20,957	8,620
Cash and cash equivalents end of period	$24,145	$25,058

Supplemental disclosure of cash flow information
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$160	$147
Cash paid for interest	156	229
Cash paid for income taxes, net	629	2,352